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                                                                    Exhibit 15.1


                          LETTER RE UNAUDITED INTERIM

                             FINANCIAL INFORMATION

                              ------------------


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

  Re:  NSTAR Amended Registration on Form S-3 to Form S-4

  We are aware that our report dated July 22, 1999 on our review of the interim financial information of BEC Energy as of June 30, 1999 and for the period then ended, included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933 this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                 /s/ PricewaterhouseCoopers LLP
                                 -------------------------------

                                    PRICEWATERHOUSECOOPERS LLP


August 17, 1999